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EXHIBIT 3.38.1

CERTIFICATE OF AMENDMENT
OF
Executive Parking Industries, L.L.C.

        1.    The name of the limited liability company is Executive Parking Industries, L.L.C.

        2.    The Certificate of Formation of the limited liability company is hereby amended as follows:

    The address of the limited liability company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

        3.    This Certificate of Amendment shall be effective upon filing.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Executive Parking Industries, L.L.C. this 6th day of May, 1999.

Executive Parking Industries, L.L.C., a Delaware limited liability company By: APCOA/Standard Parking, Inc., Member
/s/ MICHAEL CELEBREZZE Michael J. Celebrezze, Authorized Person
Executive Vice President, Chief Financial Officer, Treasurer

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  EXHIBIT 3.38.1
CERTIFICATE OF AMENDMENT OF Executive Parking Industries, L.L.C.